For the semi-annual period ended January 31, 2006
File number 811-09439

					SUB-ITEM 77-0

					EXHIBITS

		Transactions Effected Pursuant to Rule 10f-3

I.   Large Capitalization Value Fund

1.   Name of Issuer
	Northeast Utilities (NU) 66439710

2.   Date of Purchase
	12/6/05

3.   Number of Securities Purchased
	900

4.   Dollar Amount of Purchase
	$17,181

5.   Price Per Unit
	$19.09

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	J.P Morgan Securities Inc.

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A


ADDITIONAL UNDERWRITERS
Lehman Brothers
Banc of America Securities
A.G. Edwards
Citigroup
Wachovia Securities
Lazard Capital Markets